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                                                                     EXHIBIT 4.1
                             VANDERBILT GOLD CORPORATION
                                         1989
                                  STOCK OPTION PLAN

                              AS AMENDED APRIL 20, 1994

1.  PURPOSE OF THE PLAN.

         The purpose of the Vanderbilt Gold Corporation (the "Company") 1989 Stock Option Plan (the "Plan") is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel. The Plan is intended to advance the interests of the Company and its stockholders by affording to key employees, consultants and non-employee directors, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. The term Company shall include subsidiaries of the Company.

2.  LEGAL COMPLIANCE.

         It is the intent of the Plan that all options granted to employees under it (the "Options") shall be either "Incentive Stock Options" ("ISOs") as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQOs"). An Option shall be an ISO to the extent, and only to the extent, that such Option is so identified in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of non-qualified stock options to consultants and non-employee directors ("Director NQOs"). It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, as amended from time to time, such aspect shall be deemed to be modified, deleted, or otherwise changed as necessary to ensure continued compliance with such provisions.

3.  ADMINISTRATION OF THE PLAN.

    a.   PLAN COMMITTEE.

         The Plan shall be administered by a committee (the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company (the "Board") and shall consist of not less than three
(3) nor more than five (5) persons who are not eligible to receive Options under the Plan and who are not, and have not at any time within one year, been eligible to receive stock options pursuant to the terms of any other plan of the Company or its affiliates. Such persons may, but need not, be directors of the Company.

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    b.   GRANTS OF OPTIONS BY THE COMMITTEE.

         In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted (the "Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercise, the option exercise price, and the option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical. Such option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Code and Rule 16b-3.

    c.   COMMITTEE PROCEDURES.

         The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interest of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. the Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

    d.   FINALITY OF COMMITTEE ACTION.

         The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Committee and each of the members of the Committee, and the directors, officers, employees and consultants of the Company, including Optionees and their respective successors in interest.

    e.   NON-LIABILITY OF COMMITTEE MEMBERS.

         No Committee member shall be liable for any action or determination made by him in good faith with respect to the Plan or any option granted under it.

    f.   DIRECTOR OPTIONS.

         (1) A Director NQO to purchase the number of shares set forth opposite each of their respective names is granted to each non-employee director indicated below as of June 30, 1989.


                                       Number of Shares
              Name                     Subject to Option
              ----                     -----------------

         Ted E. Slanker, Sr.                15,000


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         John J. Kaweske                      5,000
         Bernard O. Brynelsen                 2,000
         John M. Gordon                         500

         (2) A Director NQO to purchase 5,000 shares (as adjusted pursuant to Section 13) shall be granted to each non-employee director automatically as of the first trading day immediately following the date of his or her election or reelection, as the case may be, to the Board.

         (3) A Director NQO to purchase 2,500 shares (as adjusted pursuant to Section 13) shall be granted automatically to each non-employee director on the last trading day in each June through 1996, except that a non-employee director shall not be entitled to receive such annual grant of an option to purchase 2,500 shares in any year during which he or she was elected or reelected, as the case may be, to the Board and received a Director NQO to purchase 5,000 shares as provided in subparagraph 3(f)(2) above.

         (4) Except as expressly authorized by this Section 3(f), no other grants of Director NQOs may be made under the Plan, and non-employee directors of the Company are not otherwise eligible to participate in the Plan.

         (5) Upon the grant of a Director NQO, the non-employee director shall receive a written option agreement substantially in the form provided for in
Section 7. Such director shall not be an "Optionee" as defined by Section 3(b) of the Plan.

         (6) The exercise price for each Director NQO shall be one hundred percent (100%) of the Fair Market Value of the Company's Common Stock on the date of grant as determined by the Committee pursuant to Section 8 of the Plan. Each Director NQO shall be for a term of five years and shall be subject to earlier termination as hereinafter provided.

         (7) Director NQOs may be exercised, and are subject to the rights and obligations of Optionees, as provided in Section 11 of the Plan; including the "stock swap feature" provided for in Section 11(c) of the Plan.

         (8) Director NQOs shall be subject to the exercise and non-transferability terms of Section 14 of the Plan. In the event of the termination of service on the Board by the holder of any Director NQOs, then the outstanding Director NQOs of such holder shall expire one year after such termination, or their stated expiration date, whichever occurs first.

         (9) Notwithstanding Sections 3(a) and 6 of the Plan, the grant of a Director NQO shall not disqualify such director as a disinterested person for purposes of serving on the Committee. The Committee shall have no power under Sections 3(b) and 7 of the Plan to determine the grant or terms of the Director NQOs, but shall retain its general authority under Section 3(d) of the Plan to interpret and administer the Plan; provided, however, that, to the extent practicable, an individual member of the Committee should disqualify himself or herself from participation on any question which is unique to his or her option.

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4.  BOARD POWER TO AMEND, SUSPEND, OR TERMINATE THE PLAN.

         The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

         Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any Option previously granted under the Plan without the express written consent of the Optionee' (ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to Optionees and non-employee directors holding Director NQOs under the Plan, or materially modify the requirements as to eligibility to participate in the Plan, without stockholder approval; or (iii) alter the method of determining the option exercise price described in Section 8.

5.  SHARES SUBJECT TO THE PLAN.

         For purposes of the Plan, the Board is authorized to issue up to 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), either treasury or authorized but unissued shares, or the number and kind of shares of stock or other securities which, in accordance with
Section 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options and Director NQOs under the Plan with respect to such shares. Any or all unsold shares subject to an Option or Director NQO which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

6.  OPTIONEES.

         Options shall be granted only to full-time elected or appointed officers or other full-time key employees or consultants of the Company or its subsidiaries designated by the Committee from time to time as Optionees, including, without limitation, members of the Board who are also such full-time officers or key employees at the time of grant. In no event, however, may a member of the Committee be an Optionee under the Plan. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise. An Optionee holding an Option must remain a continuous full or part-time employee or consultant of the Company or its subsidiaries from the time of grant of the Option to him until the time of its exercise, except as provided in Section 10(c).

7.  GRANTS OF OPTIONS.

         The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or an NQO. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number


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of shares subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of such resolution.

8.  OPTION EXERCISE PRICE.

         The price per share to be paid by the Optionee at the time an Option is exercised shall not be less than one hundred percent (100%) of the fair market value of one share of the optioned Common Stock ("Fair Market Value") on the date on which the Option is granted, as determined by the Committee in good faith in its sole discretion. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless the exercise price of such Option is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. Fair Market Value on any given date shall be reasonably and uniformly determined by the Committee, and in a manner consistent with any regulations issued by the Secretary of the Treasury for the purposes of determining Fair Market Value of securities subject to an ISO Plan under the Code.

9.  CEILING OF ISO GRANTS.

         The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent or subsidiary, exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. In the event that an Optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such incentive stock options, to the extent that they are exercisable for shares having an aggregate fair market value in excess of such limit, shall be deemed to be NQOs.

10. DURATION, EXERCISABILITY, AND TERMINATION OF OPTIONS.

    a.   OPTION PERIOD.

         The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten
(10) years from the date on which the Option is granted, or five (5) years in the case of a grant of an ISO to an optionee who is a ten percent (10%) stockholder at the date on which the option is granted as described in Section 8.


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    b.   EXERCISABILITY OF OPTIONS AND ACCELERATION OF EXERCISABILITY.

         The Committee may, in its discretion, provide that an Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise.

         Notwithstanding the foregoing, the Committee at the time of grant may provide that the vesting of the right to exercise a given Option or portion thereof may be accelerated, during the term of an option, under one or more of the following circumstances: (i) in the event that the Common Stock of the Company shall be the subject of a tender offer by any person other than the Company which, by its terms, could result in the offerer acquiring more than twenty-five percent (25%) of the then outstanding shares of Common Stock of the Company, or (ii) in the event that the stockholders shall consider, or be asked to consider, merging or consolidating the Company with any other person, or transferring all or substantially all of its assets to any other person, or
(iii) in the event that more than twenty-five percent (25%) of the Company's then outstanding voting shares shall be purchased by any person other than the Company, granted but unexercisable options may be exercised at any time following the first public announcement of such event. In no event, however, may an Option be exercised beyond its stated term.

    c. TERMINATION OF OPTIONS DUE TO TERMINATION OF EMPLOYMENT OR CONSULTANCY, DISABILITY, OR DEATH OF OPTIONEE; TERMINATION FOR "CAUSE," OR RESIGNATION IN VIOLATION OF AN EMPLOYMENT OR CONSULTING AGREEMENT.

         All Options granted under the Plan to any Optionee shall terminate and may no longer be exercised if the Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of or consultant to the Company; provided however the Committee may alter the termination date of the Option if the employee or consultant transfers to an affiliate of the Company.

         Notwithstanding the foregoing, (i) if the Optionee's employment or consultancy with the Company shall have terminated for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ or consultancy of the Company including, without limitation, any such agreement pursuant to Section 15), he may, at any time before the expiration of three (3) months after such termination or before expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the option was exercisable by him on the date of the termination of his employment); (ii) if the Optionee's employment or consultancy shall have terminated due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), such Option may be exercised by the Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the expiration of twelve (12) months after such termination or before expiration of the Option, whichever shall first occur, to the extent that the Option was exercisable by him on the date of the termination of his employment or consultancy; and (iii) in the event of the death of the Optionee, an Option exercisable by him at the date of his death shall be exercisable by his legal representative(s), legatee(s), or heir(s), or by his beneficiary or beneficiaries so designated by him as permitted by Section 14, as the case may be, within twelve (12) months after his death or, in the case of an ISO, twelve (12) months after his death or before the expiration of the Option, whichever shall first occur, to the same extent that the option was exercisable by him on the date of his death.

         Notwithstanding any other provision of the Plan, an Option shall be deemed to terminate immediately on the date on which the Optionee's employment or consultancy is terminated if such termination is for "cause," or in violation of any agreement to remain in the employ or consultancy of the Company including, without limitation, any such agreement pursuant to Section 15. For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct (i) which injures or impairs the reputation, goodwill, or business of the Company; (ii) which involves the misappropriation of funds of the Company, or the misuse of data, information, or documents acquired in connection with employment by the Company; or (iii) which violates any other directive or policy promulgated by the company or any of its subsidiaries. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

11. MANNER OF OPTION EXERCISE; RIGHTS AND OBLIGATIONS OF OPTIONEES.

    a.   WRITTEN NOTICE OF EXERCISE.

         An Optionee may elect to exercise an option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its Principal executive office.

    b.   CASH PAYMENT FOR OPTIONED SHARES.

         In the event that an option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

    c.   STOCK SWAP FEATURE.

         At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. In the event that the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of Section 8.

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    d.   INVESTMENT REPRESENTATION FOR NON-REGISTERED SHARES AND LEGALITY OF
         ISSUANCE.

         The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by Section 10(c)) providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person/s receipt of shares of Common Stock under the Plan in the event that, at the time of such receipt, the shares subject to the Option shall be covered by an effective and current registration statement under the Securities Act of 1933, as amended. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

    e.   STOCKHOLDER RIGHTS OF OPTIONEE.

         Upon exercise, the optionee (or any other person who exercises the Option on his behalf as permitted by Section 10(c)) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in Section 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

    f.   HOLDING PERIODS FOR TAX PURPOSES.

         The Plan itself does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

12. SUCCESSIVE GRANTS.

    Successive grants of options may be made to any Optionee under the Plan.


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13. ADJUSTMENTS.

         In the event that each share of the outstanding Common Stock of the Company (other than shares held by dissenting stockholders) shall be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company (or, if further changes or exchanges of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, shall be made), whether by reason of mergers, consolidations, reorganizations, recapitalization, stock dividends, reclassifications, split-ups, combinations of shares, or otherwise, for each such share of Common Stock of the Company (or such further stock or other securities) subject to the Plan (whether or not such shares are at the time subject to outstanding options), there shall be substituted and exchanged therefore the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company (or such further stock or other securities) shall be so changed or exchanged. In the event of any such change(s) or exchange(s), the Committee may, in its sole discretion, determine that, in order to prevent dilution or enlargement of rights under the Plan, an adjustment should be made in the number, kind, or option exercise price of the shares of stock or other securities then subject or potentially subject to an Option or Options. If such adjustment is made, it shall be effective and binding for all purposes of the Plan.

         In the event of the dissolution or liquidation of the Company, any outstanding and unexercised Option and Director NQO shall terminate as of a future date to be fixed by the Committee.

         In the event of a Reorganization (as hereinafter defined), then

    a. If there is no plan or agreement with respect to the Reorganization (the "Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options and Director NQOs for cash or other property or securities of another corporation, then any outstanding and unexercised Options and Director NQOs shall terminate as of a future date to be fixed by the Committee; or

    b. If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options and Director NQOs for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options and Director NQOS, and shall adjust the shares remaining under the Plan which are then available for the issuance of Options and Director NQOs under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and Director NQOs and shares.

         The term "Reorganization" as used in this Section 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which neither the Company nor a subsidiary of the Company is the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any Options and Director NQOs, or the shares subject thereto, in any Reorganization Agreement which it does adopt.

         The Committee shall provide to each optionee then holding an outstanding and unexercised option and Director NQOs not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised Options and Director NQOs. Except as the Committee may otherwise provide, each optionee shall have the right during such period to exercise his Option and Director NQO only to the extent that the Option and Director NQO was exercisable on the date such notice was provided to the optionee.

         Any adjustment to any outstanding ISO pursuant to this Section 13, if made by reason of a transaction described in Section 425(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 425(a) of the Code affects the Common Stock subject to any unexercised Option theretofore granted under the Plan (hereinafter for purposes of this Section 13 referred to as the "old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

         No modification, extension, renewal, or other change in any Option granted under the Plan may be made, after the grant of such Option, without the Optionee's consent, unless the same is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, Optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under
Section 422A of the Code, or constitute a modification, extension, or renewal of the ISO under Section 425(h) of the Code.

         All adjustments and determinations under this Section 13 shall be made by the Committee in good faith in its sole discretion.

14. NON-TRANSFERABILITY OF OPTIONS.

         An Option shall be exercisable only by the Optionee, or in the event of his disability, by his guardians, conservators, or other legal representatives, during the Optionee's lifetime. In the event of the death of the optionee, an option shall be exercisable by his legal representatives, legatee(s), or heir(s), as the case may be, or by such person(s) as he may designate as his beneficiary or beneficiaries in a signed statement included as a part of the option agreement.

         No Option shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution as provided above. Any attempt to exercise, transfer or otherwise dispose of an interest in an option in contravention of the terms and conditions of the Plan, or of the option agreement for the Option, shall immediately void the Option.

15. CONTINUED EMPLOYMENT.

         As determined in the sole discretion of the Committee at the time of grant, each Option may have as a condition the agreement of the Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Optionee to abide by such agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan.

         Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in the Optionee to continued employment with the Company, and each Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

16. TAX WITHHOLDING.

         The exercise of any option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares of Common Stock pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the optionee may satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in Section 8 hereof, with reference to the date the amount of tax to be withheld is determined (the "Tax Determination Date"). The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share. The election by an Optionee, to be effective, must meet all of the following requirements: (i) the election must be made on or prior to Tax Determination Date; (ii) the election must be irrevocable; (iii) the election is subject to the approval of the Committee and shall not have been disapproved at any time after the election is made; and (iv) in addition to satisfying the requirements of (i), (ii) and (iii), if the Optionee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 ("Section 16"), (a) the exercise of an option and the election relating to that option may only be made six months or more subsequent to the grant of that option (except that this limitation will not apply in the event death or disability of the optionee occurs prior to the expiration of the six-month period), and (b) the election must be made either (1) six months or


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more prior to the Tax Determination Date or (2) within a ten-day "window period"
beginning on the third day following the release of the Company's annual or quarterly summary statement of sales and earnings and ending on the twelfth business day following the date of such release. Where the Tax Determination Date of an officer or director of the Company within the meaning of Section 16 is deferred until six months after exercise and that officer or director elects to have the Company withhold shares pursuant to the terms of this Section 16, the full amount of option shares shall be issued or transferred to him upon exercise but he will be unconditionally obligated to tender back to the Company on the Tax Determination Date the proper number of shares of Common Stock to satisfy withholding requirements, plus cash for any fractional amount. The foregoing conditions are subject to modification and change at the discretion of the Committee in the event all or any of the provisions relating to the election to withhold shares pursuant to this Section 16 are found not to be exempt under
Section 16 and the rules and regulations promulgated thereunder.

17. TERM OF PLAN.

    a.   EFFECTIVE DATE.

         The Plan became effective on June 6, 1989.

    b.   TERMINATION DATE.

         Except as to Options and Director NQOs previously granted and outstanding under the Plan, the Plan shall terminate at midnight on June 5, 1999, and no option shall be granted after that time. Options and Director NQOs then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 4.

18. NON-EXCLUSIVITY OF THE PLAN.

         Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

19. GOVERNING LAW.

         The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of Delaware.


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